                                                                    EXHIBIT 10.9










                                  OFFICE LEASE


                                   L & C TOWER
                         FOURTH AVENUE AND CHURCH STREET
                              NASHVILLE, TENNESSEE





                 LANDLORD: LC TOWER, L.L.C., A DELAWARE LIMITED
                                LIABILITY COMPANY




            TENANT: BLUESTAR COMMUNICATIONS, A TENNESSEE CORPORATION


               DATED FOR REFERENCE PURPOSES AS OF: APRIL 16, 1999

                                TABLE OF CONTENTS


ARTICLE 1 PREMISES AND TERM.......................................................................................1

ARTICLE 2 BASE RENT...............................................................................................1

ARTICLE 3 ADDITIONAL RENT.........................................................................................2

ARTICLE 4 COMMENCEMENT OF TERM....................................................................................3

ARTICLE 5 CONDITION OF PREMISES...................................................................................4

ARTICLE 6 USE AND RULES...........................................................................................5

ARTICLE 7 SERVICES AND UTILITIES..................................................................................5

ARTICLE 8 ALTERATIONS AND LIENS...................................................................................8

ARTICLE 9 REPAIRS.................................................................................................8

ARTICLE 10 CASUALTY DAMAGE........................................................................................9

ARTICLE 11 INSURANCE; SUBROGATION................................................................................10

ARTICLE 12 CONDEMNATION..........................................................................................11

ARTICLE 13 RETURN OF POSSESSION..................................................................................11

ARTICLE 14 HOLDING OVER..........................................................................................12

ARTICLE 15 NO WAIVER.............................................................................................12

ARTICLE 16 ATTORNEYS' FEES AND JURY TRIAL; VENUE.................................................................13

ARTICLE 17 PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES...................................................13

ARTICLE 18 TENANT'S AUTHORITY....................................................................................13

ARTICLE 19 SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION....................................................14

ARTICLE 20 ESTOPPEL CERTIFICATE..................................................................................15

ARTICLE 21 ASSIGNMENT AND SUBLETTING.............................................................................15

ARTICLE 22 RIGHTS RESERVED BY LANDLORD...........................................................................17

ARTICLE 23 LANDLORD'S REMEDIES...................................................................................18

ARTICLE 24 LANDLORD'S RIGHT TO CURE..............................................................................21

ARTICLE 25 CAPTIONS, DEFINITIONS AND SEVERABILITY................................................................22

ARTICLE 26 CONVEYANCE BY LANDLORD AND LIABILITY..................................................................26

ARTICLE 27 WAIVER AND INDEMNIFICATION............................................................................26

ARTICLE 28 SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS....................................................27

ARTICLE 29 COMMUNICATIONS AND COMPUTER LINES.....................................................................27

ARTICLE 30 HAZARDOUS MATERIALS...................................................................................28

ARTICLE 31 MISCELLANEOUS.........................................................................................30

ARTICLE 32 OFFER.................................................................................................31

ARTICLE 33 NOTICES...............................................................................................31

ARTICLE 34 REAL ESTATE BROKERS...................................................................................32

ARTICLE 35 SECURITY DEPOSIT......................................................................................32

ARTICLE 36 FINANCIAL STATEMENTS..................................................................................33

ARTICLE 37 LANDLORD'S LIEN.......................................................................................33

ARTICLE 38 ADA...................................................................................................33

ARTICLE 39 LANDLORD'S CONTRIBUTION FOR WORK; PROGRESS PAYMENTS...................................................34

ARTICLE 40 ENTIRE AGREEMENT......................................................................................34

ARTICLE 41 LANDLORD'S AUTHORITY..................................................................................34

ARTICLE 42 Parking...............................................................................................35

RIDER ONE-RULES

EXHIBITS

         EXHIBIT A THE PREMISES
         EXHIBIT B JANITORIAL SPECIFICATIONS
         EXHIBIT B-1 HVAC SPECIFICATIONS

                                  OFFICE LEASE

         THIS LEASE is made as of the 16th day of April, 1999, between LC TOWER, L.L.C., a Delaware limited liability company ("Landlord"), and BlueStar Communications, a Tennessee Corporation whose address is L&C Tower, 401 Church Street, 24th Floor, Nashville, TN 37219 ("Tenant").

                                   WITNESSETH:

                                    ARTICLE 1
                                PREMISES AND TERM

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space ("Premises") described or shown on Exhibit A attached hereto, on the 24th and 27th floor ("Tower Premises") and on the 4th and 5th floor in the Annex Building ("Annex Premises") of the L & C Tower, 401 Church Street, Nashville, Tennessee (the "Building"), subject to and conditioned upon the provisions herein contained. The term ("Term") of this Lease shall commence on the 1st day of May, 1999 ("Commencement Date"), and end on the 30th day of April, 2000 for the Tower Premises and end on the 30th day of April, 2002 for the Annex Premises ("Expiration Date"), unless sooner terminated as provided herein. The Commencement Date shall be subject to adjustment as provided in
Article 4. Landlord and Tenant agree that, for purposes of this Lease, except as otherwise provided herein, the rentable area of the Premises shall be deemed to be 8,536 square feet in the Tower Premises and 4,711 square feet in the Annex Premises for a combined total of 13,247 square feet of Premises, and the rentable area of the Property shall be deemed to be 274,226 square feet, irrespective of whether the same shall be more or less as a result of variations resulting from actual constructions and completion of the Premises or any other premises for occupancy.

                                    ARTICLE 2
                                    BASE RENT

         Tenant shall pay Landlord an annual base rent (herein called "Base Rent") for the Premises at the annual rates and amounts shown on the Base Rent Schedule below, payable in equal monthly installments in advance on or before the first day of each calendar month during the Term, except that Base Rent for the first full calendar month for which Base Rent shall be due, shall be paid when Tenant executes this Lease. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of 1/30th of the monthly Base Rent for each day of such month.

                               BASE RENT SCHEDULE

                                                 Annual Rate of Base Rent Per     Annual Base Rent for the
                                                 Square Foot                      Premises (and monthly
                   Period                        Of Rentable Area                 installment)
                   ------                        ----------------                 ------------
Commencement Date to and including the day
before the first anniversary of the              $12.58 Annex Premises          $ 178,768.38
Commencement Date:  05/01/1999 - 04/30/2000      $14.00 Tower Premises           ($14,897.37)

First anniversary of the Commencement Date to    $13.58 Annex Premises only     $ 63,975.38
the Expiration Date:  05/01/2000 - 04/30/2002                                    ($5,331.28)

                                    ARTICLE 3
                                 ADDITIONAL RENT

         (A) TAXES. During the Term, Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Taxes in excess of the amount of Property Taxes paid in the 1999 calendar year in the manner described below. The terms "Taxes" and "Tenant's Prorata Share" shall have the meanings specified therefor in
Article 25.

         (B) OPERATING EXPENSES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Operating Expenses in excess of the amount of Operating Expenses paid in 1999 calendar year in the manner described below. The terms "Operating Expenses" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25. Tenant shall also pay for all submetered electric service to the Annex Premises quarterly.

         (C) MANNER OF PAYMENT. Taxes and Operating Expenses shall be paid in the following manner:

         (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses in excess of Taxes and Operating Expenses paid in the 1999 calendar year for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

         (ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year in excess of Taxes and Operating Expenses paid in the 1999 calendar year.

         (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement. Tenant's obligations to make the foregoing payments shall survive the expiration or earlier termination of this Lease.

         (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

         (v) Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses.

         (D) PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365. A similar proration shall be made each time Tenant's Prorata Share changes during any calendar year.

         (E) LANDLORD'S RECORDS. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than forty-five (45) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Prorata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than ninety (90) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification, unless such certification determines that Tenant was overbilled by more than four percent (4%). Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

         (F) RENT AND OTHER CHARGES. Base Rent, Taxes, Operating Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property or at such other place as Landlord may designate.

         (G) INDEPENDENT COVENANTS. The obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent unconditional obligations to be performed at all times provided for hereunder. Except as expressly provided in this Lease, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien, or to withhold, abate or deduct from, or offset against, Rent except as specifically provided herein.

                                    ARTICLE 4
                              COMMENCEMENT OF TERM

         The Commencement Date set forth in Article 1 shall be delayed and Rent shall be abated to the extent that Landlord fails for any reason, including, but not limited to, holding over by prior occupants, to deliver possession of the Premises to Tenant on or before May 1, 1999 (the "Delivery Date") for Tenant to occupy space. If Landlord fails to deliver possession of the Premises as aforesaid on or before the date which is one hundred fifty (150) days from the Delivery Date, as the Delivery Date is extended by delays caused by Force Majeure (as hereinafter defined), then, as Tenant's sole and exclusive remedy, Tenant shall have the right to terminate this Lease without further liability of Landlord or Tenant, by written notice to Landlord given within the ten (10)-day period immediately following such one hundred fifty (150)-day period, as such one hundred fifty (150)-day period may be extended by delays caused by Force Majeure, but, in any case, such notice of termination shall not be effective if Landlord delivers possession of the Premises prior to the end of such ten
(10)-day period. Notwithstanding anything in the foregoing sentence to the contrary, if Landlord is performing work in the Premises to make it ready for Tenant to perform the Work and if substantial completion of such work by Landlord is delayed, in whole or in part, by any act or omission by Tenant or any of Tenant's contractors, agents, or employees ("Tenant Delay"), then delivery of possession shall be deemed to have occurred on the date substantial completion by Landlord would have occurred but for any such Tenant Delay. Any delay in the Delivery Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the abatement of Rent and right to terminate this Lease as described above. Upon any such termination, Landlord and Tenant shall be entirely relieved of their obligations hereunder, and any Security Deposit and Rent payments shall be returned to Tenant; provided, however, any of Tenant's indemnity obligations pursuant to this Lease shall survive such termination. If the Delivery Date is delayed, the Expiration Date shall not be similarly extended, unless Landlord shall so elect (in which case, the parties shall confirm the same writing).

         As used herein, "Force Majeure" shall mean fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions of Tenant or other Persons, or other causes beyond Landlord's reasonable control.

         In the event that, pursuant to the provisions of this Article 4, the Commencement Date shall be a date other than the date originally fixed for the Commencement Date in Article 1 of this Lease, Tenant agrees, upon demand of Landlord, to execute, acknowledge, and deliver to Landlord a signed instrument, in form satisfactory to Landlord, setting forth the Commencement Date.

                                    ARTICLE 5
                              CONDITION OF PREMISES

         Tenant's taking possession of the Premises or any portion thereof for any purpose shall be conclusive evidence against Tenant that the Premises and the Property, Systems and Equipment (as defined in Article 25) were then in good order and satisfactory condition, and Tenant represents and warrants that Tenant has had ample opportunity to inspect the Premises, and agrees to accept the same "as is" except as specifically set forth in Article 39. No promises of Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof, or the Building, or any part thereof, have been made, and no representation, either express or implied, respecting the habitability, suitability, quality, fitness for any particular purpose, or condition of the Premises or the Building has been made to Tenant by or on behalf of Landlord, except to the extent expressly set forth in this Lease.

                                    ARTICLE 6
                                  USE AND RULES

         Tenant shall use the Premises for offices in the Tower Premises and the operation of networking equipment and all equipment and appurtenances thereto for the operation of a telecommunication operation in the Annex Premises and no other purpose whatsoever, in compliance with all applicable Laws and without disturbing or interfering with any other tenant or occupant of the Property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall comply with all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, for the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days notice thereof to Tenant provided same do not materially affect Tenant's rights under the Lease and use of the Premises unless mandated by municipal, county, state, federal or other government law, statute, code, and/or regulation. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person (as defined in Article 25) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance.

                                    ARTICLE 7
                             SERVICES AND UTILITIES

         (a) Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses) as long as Tenant is not in Default (as hereinafter defined) under any of the covenants of this Lease:

         (i) In the Tower Premises only, heat and air-cooling for occupancy of the Premises under normal business operations in accordance with the HVAC Specifications attached hereto as Exhibit B-1 from the hours of 8:00 a.m. until 6:00 p.m. Monday through Friday and 8:00 a.m. until 1:00 p.m. Saturday, except on Holidays (as defined in Article 25). Landlord shall not be responsible for inadequate air-cooling or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than 500 watts at rated capacity without providing adequate air-conditioning and ventilation therefor. Provided Tenant has submitted HVAC equipment specifications to Landlord and provided Landlord has approved same prior to its installation, Tenant shall have the right to control Tenant-installed heat and air cooling for the Annex Premises.

         (ii) Domestic water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property. Tenant shall pay Landlord as additional rent at rates fixed by Landlord for domestic water and hot water furnished for any other purpose.

         (iii) Office cleaning, and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises in accordance with Exhibit B attached hereto and made a part hereof. Tenant shall not provide or use any other janitor or cleaning service. Landlord may impose reasonable charges for any cleaning service performed by Landlord in the Premises above or beyond the levels or quantities described in Exhibit B, and Tenant shall promptly pay such charges as additional rent hereunder.

         (iv) Operatorless passenger elevator service and freight elevator service (subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors.

         (b) Landlord and Tenant agree that Tenant shall submeter its Annex Premises at Tenant's cost, and all electric costs shall be paid for by the Tenant as additional rent paid to the Landlord in an amount to be determined by Landlord, based upon the actual cost thereof of electric current consumption separately metered, plus an amount equal to fifteen percent (15%) of such cost as an overhead and supervision fee.

         Pertaining to the Tower Premises only, no electric current shall be used except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Leased Premises, except upon the written consent and approval of the Landlord, such approval not to be unreasonably withheld. Tenant shall use only office machines and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which the Tenant obtains electric current.

         Provided Tenant has submitted generator equipment specifications to Landlord and provided Landlord has approved same, Tenant shall have the right to install a generator for the Annex Premises. It is acknowledged that Tenant shall have its own generator as an electrical power back-up source for the Annex Premises and that the use of said back-up source in the event of a power failure is permissible under this Lease without the prior approval of Landlord. Landlord shall bear no responsibility for the maintenance and/or operation of Tenant's generator. Tenant shall hold Landlord harmless from any damage or malfunction of said generator, unless such damage or malfunction is from the gross negligence or willful misconduct of Landlord, its employees or agents.

         (c) Telephone service shall not be furnished by Landlord. Landlord shall permit Tenant to receive such service direct from any telephone company serving the area at Tenant's cost, and shall permit Landlord's telephone building riser cable, to the extent available, to be used for such purposes. Tenant shall also have the right to install/drop its own riser cable. Landlord shall require Tenant to contract directly for such access with a company which is managing the use of the telephone cable riser in the Building. However, Landlord acknowledges that the telephone company serving Tenant shall have access to the Premises and Landlord's telephone building riser cable and chase way to the extent necessary for the installation, maintenance and repair of Tenant's telephone service, and Tenant acknowledges that it shall arrange with Landlord for access to common area telephone closets; Landlord shall provide Tenant with prompt access to common telephone closets upon request. Tenant shall make all necessary arrangements with the telephone company for paying for the telephone service furnished by it to Tenant, and Tenant shall pay for all charges for telephone service and riser cable access. Neither Tenant nor Tenant's telephone company nor their respective agents, employees, licensees, invitees or contractors shall make any alterations, additions or repairs to Landlord's telephone building riser cable, telephone wires, telephone junction boxes or telephone wire conduits, without the prior written consent of Landlord. Tenant shall be liable for any damage done to Landlord's telephone building riser cable, telephone wires, telephone junction boxes or telephone wire conduits as a result of Tenant or Tenant's telephone company's or their respective agents, employees, licensees, invitees or contractors alteration, addition, maintenance or repair of Tenant's telephone system and Landlord may, at its option, repair such damage and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repair and damages.

         (d) As to the Tower Premises only, Landlord may, but shall have no obligation to, provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment (as defined in Article 25), and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time reasonably establish. All charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within twenty (20) days after such billing. Failure by Tenant to promptly pay Landlord's proper charges for extra utilities or services shall give Landlord the right, in addition to any other remedies available to Landlord, to discontinue furnishing such utilities or services, and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant's obligations under this Lease.

         As to the Annex Premises only, the Annex Premises shall be separately metered with no limitations on the amount of electricity used by Tenant, and Tenant shall pay the cost for same (not to exceed Landlord's cost) to Landlord quarterly.

         (e) Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant.

         (f) Tenant agrees that Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, flood, water or supplies, governmental requirements or requests, act or omission of Tenant or any other tenant or occupant of the Building, or other causes beyond Landlord's control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord and Landlord's beneficiaries (if Landlord is a trustee of a land trust), and their respective agents shall in no event be liable to

Tenant for damages by reason of loss of profits, business interruption or other consequential damages.

         (g) Whenever, in Landlord's reasonable judgment, Tenant's use or occupancy of the Premises, including lighting, personnel, heat generating machines or equipment, or airborne emissions of smoke or other particulates, individually or cumulatively, causes the design loads for the system providing heat and air-cooling to be exceeded, or otherwise affects adversely the temperature, humidity or air quality otherwise maintained by the heating, ventilating and air handling or conditioning system in the Premises or the Building, Landlord may, but shall not be obligated to, temper such excess loads by installing supplementary heating or air handling or air cooling units in the Premises or elsewhere where necessary. In such event, the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, plus fifteen percent (15%) of such cost as an overhead and supervision fee, shall be paid by Tenant as additional rent within ten (10) days after Landlord's demand therefor. Alternatively, Landlord may require Tenant to install such supplementary heating or air handling or air cooling units at Tenant's sole expense. Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith. The expense resulting from the operation and maintenance of any such supplementary heating or air handling or cooling units, including rent for space occupied by any supplementary heating or air handling or cooling units installed in rentable area outside the Premises, shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord.

         (h) Compliance with any mandatory or voluntary energy conservation measures or other legal requirements instituted by any appropriate governmental authority shall not be considered a violation of any terms of this Lease and shall not entitle Tenant to terminate this Lease or require abatement or reduction of Rent hereunder, unless compliance with same materially affects Tenant's use of the Premises as set forth herein.

         (i) Notwithstanding anything contained in the Lease to the contrary, Landlord acknowledges that Tenant will be installing a generator and related equipment on the roof of the Annex Building and Landlord agrees to cooperate with Tenant in all appropriate and necessary linking with Tenant's operations in the Building, provided Tenant has submitted generator equipment specifications to Landlord and provided Landlord has approved same, such approval not to be unreasonably withheld. Landlord shall bear no responsibility for the maintenance and/or operation of Tenant's generator. Tenant shall hold Landlord harmless from any damage or malfunction of said generator, unless such damage or malfunction is from the gross negligence or willful misconduct of Landlord, its employees or agents.

         (j) Notwithstanding anything contained in this Article 7 to the contrary, Landlord shall not restrict Tenant's right to install and maintain (either by its own employees or third parties) all wiring, linkups, cables and equipment necessary to Tenant's networking and telecommunication operation provided installation and maintenance of same does not materially affect base building systems to include but not limited to HVAC, electrical, fire safety, and plumbing systems.

                                    ARTICLE 8
                              ALTERATIONS AND LIENS

         Tenant shall make no additions, changes, alterations or improvements ("Alterations") to the Premises or the Systems and Equipment (as defined in Article 25) pertaining to the Premises without in each instance the prior written consent of Landlord. Landlord may impose such requirements upon Tenant as Landlord may deem to be necessary or advisable as a condition of such consent, including without limitation, submitting plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor, affidavits from engineers acceptable to Landlord stating that the Alterations will not adversely affect the Systems and Equipment or the structure of the Property, and requirements as to the manner and times in which such Alterations shall be done. All Alterations shall be at Tenant's expense and shall comply with all insurance requirements and with all Laws. All Alterations shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by

Landlord, and Landlord may require that all such Alterations be performed under Landlord's supervision. In all cases, Tenant shall pay Landlord a reasonable fee not to exceed fifteen percent (15%) of the cost of the Alterations to cover Landlord's overhead in reviewing Tenant's plans and specifications and performing any supervision of the Alterations. Landlord's approval of Tenant's plans and specifications shall create no responsibility or liability on the part of Landlord and their agents for the completeness, design, sufficiency, or compliance with Laws of such plans and specifications. If Landlord consents to or supervises the Alterations, consent or supervision shall not be deemed a warranty by Landlord or their agents as to the adequacy of the workmanship or quality or materials, and Landlord hereby expressly disclaims any responsibility or liability for the same except for that which is cause by Landlord's gross negligence or willfull misconduct. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Alterations.

         Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Alterations on or respecting the Premises and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Alterations on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid, with interest at the Default Rate (as defined in Article 25) on the amounts owed by Tenant to Landlord, shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Alterations on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises. Nothing contained herein shall prohibit Tenant from contesting the validity of any lien.

                                    ARTICLE 9
                                     REPAIRS

         Tenant shall, at its own expense, keep the Premises in good and sanitary condition and working order and repair (including, without limitation, any and all carpeting, wallcovering, doors, plumbing and other fixtures, equipment, alterations, and improvements contained within the Premises and exclusively servicing the Premises, whether any of the foregoing was installed by Landlord or Tenant), and in conformity with all Laws, except if Landlord elects to make such repairs at Tenant's expense as hereinafter provided. Tenant shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, agents, licensees, invitees or contractors, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, with materials approved in advance by Landlord and within any reasonable period of time approved by Landlord. Landlord may, but shall have no obligation to, elect to make any or all repairs on Tenant's behalf at Tenant's sole cost or, upon Tenant's request, perform any such repairs at Tenant's sole cost. In either case where Landlord has made such election to perform repairs, Tenant shall pay the cost thereof and, in addition, Tenant shall pay to Landlord an amount equal to fifteen percent (15%) of such cost as an overhead and supervision fee. If Tenant does not make repairs within a reasonable time and adequately when required to do so (Landlord having not previously elected to do so), Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord, on written demand, the cost thereof. Subject to the foregoing, at Landlord's election, any repairs, maintenance or replacements made by Tenant shall either be through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner approved by Landlord in advance in writing, such approval not to be unreasonably withheld. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs paid or incurred by Landlord therefor, with interest at the Default Rate (as defined in Article 25) on the amounts owed by Tenant to Landlord, shall be reimbursed by Tenant promptly after request by Landlord. Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 10, Landlord shall keep the common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Operating Expenses, as described in Article 25, except as limited therein).

                                   ARTICLE 10
                               CASUALTY INSURANCE

         (a) If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, and except as otherwise provided in this Article 10, Landlord shall restore the same to the Base Building improvements, but in no event shall Landlord be obligated to expend any sums in excess of insurance proceeds available to Landlord or which should have been available if Landlord was adequately insured pursuant to
Article 11 (e) of this Lease. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Mortgagee or Ground Lessor, any other modifications to the common areas deemed reasonably desirable by Landlord and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements, additions or alterations made by or on behalf of Tenant in the Premises, including improvements performed by Tenant or Landlord pursuant to the Workletter, if any. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof (unless Tenant or its employees or agents caused the damage). Notwithstanding anything contained in this Article 10 to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety
(90) days for Tenant to vacate the Premises), if the Property shall be materially damaged by Tenant or its employees or agents, or if the Property shall be damaged by fire or other casualty or cause such that: (i) repairs to the Premises and access thereto or to the Building cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (ii) more than 25% of the Premises is affected by the damage, and fewer than 24 months remain in the Term, or any material damage occurs to the Premises during the last 12 months of the Term, (iii) any Mortgagee or Ground Lessor shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the Ground Lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (iv) the cost of the repairs, alterations, restoration or improvement work would exceed 25% of the replacement value of the Building, or the nature of such work would make termination of this Lease necessary. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property. In the event of termination of this Lease pursuant to this Article 10, Rent shall be apportioned on a per diem basis and be paid to the date of termination. Tenant acknowledges that this Article represents the entire agreement between the parties respecting damage to the Premises or Property.

         In the event of damage to the Premises or to the Building which Landlord is obligated to or elects to repair pursuant to this Article, if Landlord shall not have commenced such repairs within one hundred eighty (180) days of the date of the casualty or, once commenced, Landlord fails to restore the Premises (to a state whereby Tenant can commence its work) within twelve
(12) months, Tenant may elect to terminate this Lease upon thirty (30) days prior written notice to Landlord.

         (b) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions of this Article 10, Tenant shall repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises which Landlord is not required to restore under paragraph 10(a) hereof excluding any restoration to the Base Building Improvements not covered by Tenant's insurance.

                                   ARTICLE 11
                             INSURANCE; SUBROGATION

         (a) Tenant shall maintain during the Term or at any earlier time that Tenant is entitled to occupy the Premises, comprehensive (or commercial) public liability insurance with the broad form commercial liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, insuring against claims for death, bodily injury, personal injury and property damage or destruction (including loss of use thereof) occurring upon, in or about the Premises in an amount of not less than $2,000,000 for any one occurrence. Tenant shall also maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering all additions, improvements and alterations to the Premises, and all of Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, fire, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks included in extended coverage policies, in amounts not less than the full insurable replacement value of such additions, improvements and alterations, and property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts).

         (b) Prior to the Commencement Date and any earlier time that Tenant is entitled to occupy the Premises, or any portion thereof, Tenant shall provide Landlord with certified copies of policies (with proof of payment in full of the annual premium) evidencing such coverage (and, with respect to liability coverage, naming, as additional insureds, Landlord, or any Building manager, all Mortgagees (as hereinafter defined), and if Landlord requires, Landlord's architect or contractor who may perform services or work in, on, about or in connection with the Premises; and their respective agents, contractors, managers, members, partners and employees, as their interests may appear. Tenant's policies shall state that such insurance coverage may not be changed, amended, nor renewed or cancelled without at least thirty (30) days' prior written notice to Landlord. Such policies shall provide renewal certificates to Landlord at least twenty (20) days prior to expiration of such policies. Landlord shall have the right, from time to time, to require that Tenant increase the amount and/or type of coverage required to be maintained by Tenant under this Lease in accordance with standard business practice for similar property in the Nashville area. Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage as evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. All insurance required hereunder to be carried by Tenant shall be on an "occurrence" rather than a "claims made" basis, and shall be provided by insurers acceptable to Landlord and licensed in the State of Tennessee. Such insurer shall at all times during the Term have a policyholder's rating of not less than "A- and 7" in the most current edition of Best's Reports.

         (c) By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other, for such losses, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

         (d) Tenant shall comply with all applicable Laws, all orders and decrees of court and all requirements of other governmental authority, and shall not directly or indirectly make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or cause any increase in the cost of insurance or require additional insurance coverage; or which shall be hazardous or toxic or violate any environmental laws.

         (e) Landlord shall maintain all such insurance policies as are standard and commercially prudent for landlords to maintain in the Nashville area for similar properties.

                                   ARTICLE 12
                                  CONDEMNATION

         If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose, and the effective date of the taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

                                   ARTICLE 13
                              RETURN OF POSSESSION

         At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear and damage due to casualty not covered by either party's insurance excepted, and shall surrender all keys any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks vaults then remaining in the Premises, and shall remove all trade fixtures and personal property and shall promptly remove all wiring and cabling. All improvements, fixtures and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant, whether installed by Tenant or Landlord) shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Without limiting anything contained in the immediately preceding sentence, Tenant shall promptly repair any damage to the Premises occasioned by Tenant's removal of its trade fixtures or personal property. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Any property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                                   ARTICLE 14
                                  HOLDING OVER

         Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Rent then applicable (or the highest amount permitted by Law, whichever shall be less) prorated on a per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of
Article 13). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, and except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto).

                                   ARTICLE 15
                                    NO WAIVER

         No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.

                                   ARTICLE 16
                      ATTORNEYS' FEES AND JURY TRIAL; VENUE

         (a) Tenant shall pay all of Landlord's costs, charges and expenses, including, without limitation, court costs and reasonable attorney's fees, incurred in enforcing Tenant's obligations under this Lease or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned. Landlord shall pay all of Tenant's costs, charges and expenses, including and without limitation, court costs and reasonable attorney's fees, (i) in enforcing Landlord's obligations under this Lease, or (ii) incurred by Tenant in any litigation, negotiation, or transaction in which Landlord causes Tenant, without Tenant's fault, to become involved or concerned.

         (b) IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, THE PARTIES HEREBY EACH IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY.

         (c) If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal or state courts located in Nashville, Davidson County, Tennessee. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

                                   ARTICLE 17
               PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

         Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Alterations to the Premises under Article 8. Whenever possible, Tenant shall cause all such items to be assessed and billed separately, from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of Impositions applicable to Tenant's property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.

                                   ARTICLE 18
                               TENANT'S AUTHORITY

         In case Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) if Landlord so requests, Tenant shall deliver to Landlord, concurrently with the delivery of this Lease executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder. As to any Tenant which is ever a partnership, each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder, and to the extent permitted by law, the death, resignation or withdrawal of any general partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented in writing to such release. Landlord may request and Tenant shall provide a written confirmation from Tenant's future partners from time to time of their agreement to be so bound by this Lease. If Tenant is a partnership or corporation whose stock is not publicly traded, or a limited liability company, then at the time this Lease is executed and from time to time thereafter, at Landlord's request, Tenant shall furnish Landlord with a list of Tenant's partners or shareholders or managers and members, as the case may be.

                                   ARTICLE 19
               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

         (a) Landlord may have heretofore or may hereafter encumber with a security interest, assignment, mortgage or trust deed the Building, the Property or any interest therein, and may have heretofore and may hereafter sell and lease back the Property, or any part thereof, and may have heretofore or may hereafter assign or encumber the leasehold estate under such lease with an assignment, mortgage or trust deed. (Any such security interest, assignment, mortgage or trust deed is herein called a "Mortgage" and the holder of any such security interest, assignment, mortgage or the beneficiary under any such trust deed is herein called a "Mortgagee". Any such lease of the underlying land is herein called a "Ground Lease", and the lessor under any such lease is herein called a "Ground Lessor". Any Mortgage which is a first lien against the Building, the Property, the leasehold estate under a Ground Lease or any interest therein is herein called a "First Mortgage" and the holder or beneficiary of any First Mortgage is herein called a "First Mortgagee").

         (b) Tenant's rights under this Lease are subject and subordinate to the operation and effect of any Mortgage, whether the same shall be in existence as of the date hereof or created hereafter, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof. Tenant's acknowledgement and agreement of subordination provided for in this Section is self-operative and no further instrument of subordination shall be required; however, upon the request of Landlord, Mortgagee or Ground Lessor, Tenant will promptly execute and deliver such subordination, attornment or similar instruments, agreement or agreements as may be reasonably required by such Mortgagee or Ground Lessor. In the event of any subsequent Mortgage and a request to Tenant to execute such agreement, Mortgagee shall provide to Tenant non-disturbance and attornment recognizing this Lease and Tenant's rights hereunder.

         (c) It is further agreed that (i) if any Mortgage shall be foreclosed, or if any Ground Lease be terminated, (A) the liability of the Mortgagee or Ground Lessor, or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building, the Property, and such liability shall not continue or survive after further transfer of ownership; (B) the Mortgagee or Ground Lessor or their successors or assigns that succeeds to the interest of the Landlord in the Building or the Property or acquires the right to possession of the Building or the Property, shall not be (1) liable for any act or omission of the party named above as the Landlord under this Lease; (2) liable for the performance of Landlord's covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (3) subject to any offsets or defenses which Tenant may have at any time against Landlord; (4) bound by any Rent which Tenant may have paid previously for more than one (1) month; or (5) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord; and (C) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the Ground Lessor, if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this Lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (ii) this Lease may not be modified or amended so as to reduce the rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord or Tenant, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the First Mortgagee or any Ground Lessor. Landlord shall use reasonable efforts to obtain a non-disturbance and attornment agreement for Tenant from any mortgagee or successor in interest to Landlord so long as Tenant is not in default beyond any applicable notice or cure period.

         (d) Should any prospective Mortgagee or Ground Lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then, and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within fifteen (15) days following the request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this Lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within fifteen (15) days following the request therefor.

         (e) Tenant agrees to give any Mortgagee and Ground Lessor, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant a copy of an assignment of Landlord's interests in leases, or otherwise) of the address of such Mortgagee and Ground Lessor. Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Mortgagee or Ground Lessor shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Mortgagee or Ground Lessor has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.

                                   ARTICLE 20
                              ESTOPPEL CERTIFICATE

         Tenant agrees that from time to time upon not less than five (5) days prior request by Landlord, or any existing or prospective Mortgagee or Ground Lessor, Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant to, complete, execute and deliver to Landlord or Landlord's designee or to any Mortgagee or Ground Lessor, a written estoppel certificate certifying to Tenant's actual knowledge (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (c) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims;
(e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the Bankruptcy Code or the bankruptcy, insolvency, reorganization, liquidation, dissolution, compensation, receivership or other laws of any state for the relief of debtors; and (g) such other matters as may be required by Landlord, Mortgagee or Ground Lessor, including, without limitation, any other information concerning the status of this Lease or the parties' performance hereunder reasonably requested by the party to whom such estoppel certificate is to be addressed. Tenant's failure to complete, execute and deliver any such estoppel certificate within the aforesaid 5-day period shall be deemed to be a Default under this Lease, or, alternatively, at Landlord's election, Tenant shall be deemed to have agreed with the matters set forth in an estoppel letter prepared and delivered by Landlord.

                                   ARTICLE 21
                            ASSIGNMENT AND SUBLETTING

         (A) TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent Landlord, at Landlord's sole and exclusive discretion, may withhold: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise. (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons (as defined in Article
25) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than 30 nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall at Landlord's option be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay, within thirty (30) days after written request by Landlord, $300.00 towards Landlord's review and processing expenses, plus any reasonable legal fees incurred by Landlord in connection with any proposed Transfer.

         Notwithstanding anything to the contrary contained here, Tenant shall have the right to assign this Lease, with the Landlord's written approval obtained in each and every case, such approval not to be unreasonably withheld, to (i) a parent company, (ii) a majority owned subsidiary, (iii) a subsidiary of Tenant's parent corporation, (iv) a corporation merging with Tenant, (v) a corporation resulting from a merger between Tenant and another corporation, and
(vi) any entity buying all or a majority of Tenant's assets. Assignee shall comply with all terms and conditions of this Lease.

         (B) TRANSFER PREMIUM. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord one hundred percent (100%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions paid in connection with the Transfer as well as amounts paid to Tenant as compensation for leasehold improvements, trade fixtures, equipment or other personal property sold or leased to the Transferee). If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The Transfer Premium due Landlord hereunder shall be paid within five (5) days after Tenant receives any Transfer Premium from the Transferee.

         (C) RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter) unless Landlord receives from Tenant a notice withdrawing its request for transfer within five (5) days of Tenant's receipt of the recapture notice. If this Lease shall be cancelled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises. This Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

         (D) TERMS OF CONSENT. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things, the original named Tenant's liability for the Subject Space, and Rent with respect thereto, shall in no way be deemed to have been released, waived or modified, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (d) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than 2%, Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Article 23(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

         (E) SUBSEQUENT CONSENTS. Consent by Landlord to any assignment, subletting, use, occupancy, transfer or encumbrance, or any other Transfer made pursuant to this Lease, shall not operate to relieve Tenant from any covenant or obligation hereunder or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, use, occupancy, transfer of encumbrance by Tenant or anyone claiming by, through or under Tenant.

         (F) CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, or the dissolution of the partnership; (ii) if Tenant is a limited liability company, the withdrawal or change, voluntary, involuntary, or by operation of law, of a majority of members, or a transfer of a majority of the membership interests, or the dissolution of the limited liability company; and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or: (1) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (2) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets. Upon execution of this Lease, Tenant shall deliver to Landlord a list of all of its shareholders, members, or partners, as the case may be.

                                   ARTICLE 22
                           RIGHTS RESERVED BY LANDLORD

         Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

         (A) To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

         (B) To enter the Premises at reasonable hours for reasonable purposes upon reasonable prior notice, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours, and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last 3 months of the Term, to decorate, remodel, repair, or alter the Premises.

         (C) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

         (D) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors.

         (E) Intentionally deleted.



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

                                   ARTICLE 23
                               LANDLORD'S REMEDIES

         (A) DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant, which if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within five (5) days after notice; provided, however, that once Landlord has given Tenant two (2) such notices during any twelve (12)-month period, Landlord shall not be required to give further written notice, and thereafter the failure or refusal by Tenant to timely make any payment of Rent when due within the following twelve (12) months shall be a Default without further notice; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after notice, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iii) failure by Tenant to promptly remove any hazardous condition which Tenant has created or permitted;
(iv) failure by Tenant to comply with the Rules, unless such failure is cured within ten (10) days after notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (v) vacation of all or a substantial portion of the Premises for more than thirty (30) consecutive days, or the failure to take possession of the Premises within sixty (60) days after the Commencement Date, (vi) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors; (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy, insolvency, receivership or other relief for debtors (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature: (vii) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 21; or (viii) cancellation of any guaranty of this Lease by any Guarantor. Failure by Tenant to comply with the same term or condition of this Lease on three occasions during any twelve month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute an incurable Default, if Landlord has given Tenant notice of each such failure within ten (10) days after each such failure occurs. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

         (B) REMEDIES. If a Default occurs and is not cured within any applicable time permitted under Paragraph (A), Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or, other provisions of this Lease:

         (i) Landlord may terminate this Lease, in which event the Term of this Lease shall end, and repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing or unpaid, and all costs and expenses, including without limitation court costs and reasonable attorney's fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (a) the unamortized cost (assuming level amortization at 10% interest over the Term) of leasehold improvements, additions, and alterations, if any, made by or paid for by Landlord and/or construction allowance made pursuant to this Lease and the Workletter, (b) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents at the same annual rate for the remainder of the Term pursuant to the applicable provisions of Article 2 and

Article 3 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term (taking into account any period required to re-lease the Premises and prepare the Premises for occupancy for a new tenant), such present value to be computed in each case on the basis of a six percent (6%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (c) any damages in addition thereto, including the Costs of Re-letting (as defined below), reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this lease other than for the payment of rent. For purposes of computing such damages, Tenant's Prorata Share of Taxes and Operating Expenses shall be projected, based upon the average rate of increase, if any in such items from the Commencement Date through the time of termination.

         (ii) If applicable Law permits, Landlord may terminate Tenant's right of possession and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease (and if such Law permits, and Landlord shall not have expressly terminated the Lease in writing, any termination shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover: (a) any unpaid Rent as of the date possession is terminated, including interest at the Default Rate, (b) any unpaid Rent which accrues during the Term from the date possession is terminated through the stated end of the Term, including interest at the Default Rate, less any Net Re-Letting Proceeds (as defined in Paragraph F) received by Landlord during such period, and less such loss of Rent that Tenant proves could have been reasonably avoided, and (c) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation, all Costs of Reletting (as defined in Paragraph G). Landlord may bring suits for such amounts or portions thereof, at any time or times as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment.

         (iii) Remove from the Premises any furniture, fixtures, equipment or personal property of Tenant, without liability for trespass or conversion, and store such items either in the Building or elsewhere at the sole cost of Tenant and without liability to Landlord. Landlord may retain control over all such property for the purpose of foreclosing the security interest created by Article 37 hereof. Any of such furniture, fixtures, equipment and personal property not claimed within thirty (30) days from the date of removal shall be deemed abandoned.

         (C) MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder, if mitigation of damages by Landlord is required by applicable Law; provided, however, Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Landlord may give priority over leasing the Premises to any other space Landlord desires to lease in the Building and shall not be required in any case to offer rent, length of terms or other terms for the Premises which are or would be less favorable to Landlord than being offered for comparable space of Landlord in the Building. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate, and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease (subject to Article
21).

         (D) SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B), above or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law: (i) to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and
(ii) to sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant not cured within any applicable time for cure hereunder, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant's Prorata Share of Taxes and Operating Expenses for the remainder of the Term shall be projected based upon, the average rate of increase, if any, in such items from the Commencement Date through the date of such declarations) provided, Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual Net Re-Letting Proceeds thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

         (E) WAIVER OF NOTICE. Tenant expressly waives the service of any notice of intention to terminate this Lease or to reenter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any and every other notice or demand prescribed by any ordinance, statute or other law (except as expressly otherwise provided in this Lease) and agrees that the breach of any covenants or agreements provided in this Lease shall, in and of itself, without the service of any notice or demand whatever (except as expressly otherwise provided in this Lease), constitute a forcible detainer by Tenant of the Premises.

         (F) LATE CHARGES AND INTEREST. Tenant shall pay, as additional Rent, a service charge of One Hundred Dollars ($100.00) for bookkeeping and administrative expenses, if Rent is not received within five (5) days after its due date. In addition, any Rent paid more than five (5) days after due shall accrue interest from the due date at the Default Rate (as defined in Article
25), until payment is received by Landlord. Landlord's acceptance of such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

         (G) CERTAIN DEFINITIONS. "Net Re-Letting Proceeds" shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting, during a given period of time. "Costs of Re-Letting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants. "Replacement Tenants" shall mean any Persons (as defined in Article 25) to whom Landlord relets the Premises or any portion thereof pursuant to this Article.

         (H) OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

                                   ARTICLE 24
                            LANDLORD'S RIGHT TO CURE

         If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant to Landlord and to each Mortgagee whose name and address have been furnished to Tenant; provided, however, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure such failure, Landlord shall not be in default if Landlord or such Mortgagee commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord or such Mortgagee to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant including Tenant's right to terminate this Lease (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent. In no event shall Tenant claim that a constructive or actual eviction has occurred under this Lease or that the Premises have become unsuitable, prior to the expiration of the notice and cure periods provided under this Article 24. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in Article 33 hereof. Any notice of a failure to perform by Landlord not sent to Landlord and to each Mortgagee who is entitled to notice or not sent in compliance with Article 33 hereof shall be of no force or effect. Tenant hereby agrees and confirms that Tenant's covenant to pay Rent is independent of and not conditioned upon any other covenants in this Lease.

                                   ARTICLE 25
                     CAPTIONS, DEFINITIONS AND SEVERABILITY

         The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

         (A) "Building" shall mean the structure identified in Article I of this Lease.

         (B) Intentionally Deleted.

         (C) "Default Rate" shall mean the annual rate of three percent (3%) in excess of the prime rate of interest announced or published from time to time by The Wall Street Journal as such rate, changing as and when said prime rate changes. In the event The Wall Street Journal published more than one prime rate of interest, the prime rate is defined to mean the higher prime rate of interest published from time to time by The Wall Street Journal as such rate. In the event The Wall Street Journal, during the term hereof, shall abolish or abandon the practice of publishing a prime rate, or should the same become unascertainable, Landlord shall designate a comparable reference rate which shall be deemed to be the prime rate for purposes hereof. If for any reason the accrual of interest at the prime rate is unascertainable, is voided by a court of competent jurisdiction or for any reason such court finds the interest rate is different than the rate designated by Landlord, then the "default rate" shall be deemed to mean the highest rate permitted by law. Notwithstanding anything to the contrary herein, the default rate shall not exceed the lawful maximum rate of interest permitted to be paid.

         (D) "Holidays" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

         (E) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

         (F) "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

         (G) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall incur or pay during, or is allocable to, any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property, including without limitation, any amounts paid for: (a) utilities for the Property, including, but not limited to, electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) insurance costs applicable to the Property, including, but not limited to, the amount of coverage Landlord may be required to provide under this Lease, and insurance deductibles, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, tunnel agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, (i) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, and roof repairs, and (j) the cost of any imputed rental value for, as well as the cost of maintaining and operating, conference rooms and related common facilities in the Building (but only to the extent the costs thereof exceed any revenues generated by the use of such facilities). If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be included as Operating Expenses for such year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

                           (i) depreciation, interest and amortization on
                  Mortgages, and other debt costs or ground lease payments, if any, legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease: costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and the costs of complying with governmental requirements relating to hazardous materials or ambient air standards; and

                           (ii) capital expenditures, except those: (a) made
                  primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, or which are intended to enhance the safety of the Building or its occupants, or (b) for replacements (as opposed to additions or new improvements) of nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with financing charges and interest) shall be amortized for purposes of this Lease over the shorter of: (1) their useful lives, (2) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or (3) five (5) years.

         (H) Intentionally Deleted.

         (I) Intentionally Deleted.

         (J) "Person" shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

         (K) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment (as defined in Article 25), fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

         (L) "Rent" shall have the meaning specified therefor in Article 3(F).

         (M) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

         (N) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 17), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property) which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, state, and federal, and local income taxes (as opposed to tax on rents, receipts or income attributable to operations at the Property) and any fines, penalties or interest resulting from the late or partial payment except for fines, penalties or interest related to the Tax Appeal process. If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes", except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to Taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting expenses and attorneys' fees), up to the amount Tenant paid towards

Taxes during such year, to Tenant's last known address. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason, including without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

         (O) "Tenant's Prorata Share" of Taxes and Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property on the last day of the calendar year for which Taxes or Operating Expenses are being determined, excluding any parking facilities. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. The "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to, or changes in the use of, the Property, or any portion(s) thereof. If the Property or any development of which it is a part, shall contain non-office uses, Landlord shall have the right to determine in accordance with sound accounting and management principles Tenant's Prorata Share of Taxes and Operating Expenses for only the office portion of the Property or of such development, in which event, Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area or such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a prorata basis, Landlord may exclude the amount of Taxes or Operating Expenses or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant's Prorata Share.

                                   ARTICLE 26
                      CONVEYANCE BY LANDLORD AND LIABILITY

         In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. Landlord shall use its best efforts to obtain from such successor in interest written recognition of Tenant's rights under this Lease. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property. Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment against Landlord, and neither Landlord nor Landlord's beneficiary shall be personally liable for any such judgment or deficiency after execution thereon, regardless of whether or not any portion of Landlord's duties under this Lease are undertaken by, or on the behalf of Landlord's beneficiary. The limitations of liability contained in this Article shall apply equally and inure to the benefit of the respective present and future members, managers, partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, of Landlord and Landlord's beneficiary, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future director or officer of Landlord or Landlord's beneficiary (if Landlord or Landlord's beneficiary is a corporation) or general or limited partner of Landlord or Landlord's beneficiary (if Landlord or Landlord's beneficiary is a partnership), or present or future manager or member of Landlord or Landlord's beneficiary (if Landlord or Landlord's beneficiary is a limited liability company) have any liability for the performance of Landlord's obligations under this Lease, and notwithstanding that, if Landlord is a trustee of a land trust, Landlord's beneficiary elects to perform any of Landlord's obligations under this Lease.

                                   ARTICLE 27
                           WAIVER AND INDEMNIFICATION

         (a) To the extent not expressly prohibited by law, Tenant hereby releases Landlord from, and waives all claims for, damages to persons or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, or any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or of any other person (including but not limited to any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building) unless caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

         (b) Except to the extent arising from the negligent acts of Landlord or Tenant or Landlord's or Tenant's agents or employees, each party shall defend, indemnify and hold harmless the other party from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or Property by, or any other act or omission of, either party, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests. Without limiting the generality of the foregoing, both Tenant and Landlord specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Alterations" as described in Article 8, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in
Article 29, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 30 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or grossly negligent acts of Landlord or Tenant or Landlord's or Tenant's agents or employees. The terms and provisions of this Article 27 shall survive the expiration or earlier termination of this Lease.

         (c) For purposes of this Article 27 only, "Landlord" shall include Landlord, Landlord's agent, or any other Building manager, all Mortgagees, and their respective agents, servants, shareholders, contractors, managers, members, directors, officers, partners and employees.

                                   ARTICLE 28
               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

         The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 11. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                                   ARTICLE 29
                        COMMUNICATIONS AND COMPUTER LINES

         Notwithstanding anything contained herein to the contrary, Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, and use an experienced and qualified contractor approved by Landlord, such approval not to be unreasonably withheld, and comply with all of the other provisions of Article 8, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

         Landlord may (but shall not have the obligation to): (i) install new Lines at the Property, (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Article 25 (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Article 25.

         Notwithstanding anything to the contrary contained in Article 13, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties,
(y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease, unless same is caused by the gross negligence or willful misconduct of Landlord. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems, unless same is caused by the gross negligence or willful misconduct of Landlord.

                                   ARTICLE 30
                               HAZARDOUS MATERIALS

         Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, nor permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under Article 6), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require,
(c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

         Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

         If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors. In the event Tenant discovers Hazardous Materials in the Premises during its initial construction of the Premises, not brought on by Tenant, Tenant shall notify Landlord and Landlord shall perform any such corrective actions necessary and required by law as quickly as is reasonably possible under the circumstances and restore the Premises to the condition existing immediately prior to the performance of such corrective actions. Upon the discovery of Hazardous Materials, not placed thereon by Tenant, Tenant shall have the option of terminating this Lease, only if Landlord fails to take necessary corrective action within a six-month period. In the event the discovery of Hazardous Materials shall occur during the term of this Lease and they are not brought on or cause by Tenant, Tenant shall receive an abatement of all rents and charges hereunder if Tenant is precluded from doing business in the Premises during any necessary required corrective action (including restoration of the Leased Premises) by the Landlord, which Landlord shall perform and complete as expeditiously as is reasonably possible. In addition Landlord shall restore, at its cost, any damage to the Premises to its condition originally preceding the corrective action. In the event Landlord elects not to take such corrective actions pursuant to this Section or fails to do so within sixty (60) days notice to Landlord of the existence of Hazardous Materials on the Premises, then Tenant, as its sole remedy hereunder, may terminate the Lease.

                                   ARTICLE 31
                                  MISCELLANEOUS

         (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 21 respecting Transfers.

         (B) This Lease shall not be recorded. In the event Landlord or Tenant requests recording, the parties agree to execute, acknowledge and deliver a memorandum of lease in recordable form.

         (C) This Lease shall be construed in accordance with the Laws of the state in which the Property is located.

         (D) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

         (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

         (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, to the improvements and air rights above the Premises, to the improvements and air rights located outside the demising walls of the Premises and to such areas within the Premises required for installation of utility lines and other installations required to serve any occupants of the Building and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

         (G) If the Commencement Date is delayed in accordance with Article 4 for more than one year, either Tenant or Landlord may declare this Lease null and void, and if the Commencement Date is so delayed for more than seven years, this Lease shall thereupon become null and void without further action by either party.

         (H) Time is of the essence of this Lease and all provisions herein relating thereto shall be strictly construed.

         (I) Neither Landlord nor Tenant shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on the party's part to be performed, if said party fails timely to perform the same and such failure is due in whole or in part to any strike, labor trouble, failure of power, accidents, Acts of God, acts caused directly or indirectly by the other party (or its agents, employees, or invitees), or any other cause beyond said party's reasonable control.

         (J) The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not constitute a merger; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord's sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant's interest in any or all subleases or subtenancies.

         (K) Any and all covenants of Tenant not fully performed on the date of the expiration of termination of this Lease shall survive such expiration or termination.

         (L) For purposes of Article 2 hereof or any other provision of this Lease, if any sum set forth in this Lease is expressed as an amount per square foot of rentable area or per rentable square foot, or in a similar manner, such sum shall control over any inconsistent computation or expression of such amount.

                                   ARTICLE 32
                                      OFFER

         The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of 30 days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing, Landlord may, at Landlord's option (and shall, if required by applicable Law), deposit any security deposit and Rent, and proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                                   ARTICLE 33
                                     NOTICES

         Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease, until the Commencement Date, and thereafter to the Tenant at the Premises, and if to Landlord and Landlord's agent, addressed as follows:

                  Landlord:             LC Tower, L.L.C.
                                        c/o GEM Investors, Inc.
                                        900 N. Michigan Avenue, Suite 1900
                                        Chicago, Illinois 60611
                                        Attention: Craig Caffarelli

                  Landlord's Agent:     FMS, Inc.
                                        333 Union Street, Suite 400
                                        Nashville, Tennessee 37201
                                        Attention: W. Kirby Davis, Jr.

                  With a copy to:       Wyatt, Tarrant & Combs
                                        1500 Nashville City Center
                                        511 Union Street
                                        Nashville, Tennessee 37219
                                        Attention: Sam J. McAllester III

or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein. In the event that Tenant has vacated or abandoned the Premises, notice to Tenant shall be deemed given pursuant to this Article 33 if sent to Tenant's registered agent, except that if Tenant has no registered agent or if such registered agent does not accept notice on behalf of Tenant, notice shall be deemed given to Tenant if sent to the Tennessee Secretary of State, Nashville, Tennessee.

                                   ARTICLE 34
                               REAL ESTATE BROKERS

         Landlord and Tenant represents and warrants to the other that they have dealt only with First Management Services (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease and agrees to indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom said party has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of said party or the negotiation with said party of this Lease. Tenant and Landlord shall indemnify, defend and hold harmless the other from all costs and damages, or claims for damages, of any type on account of a breach of the foregoing representation and warranty.

                                   ARTICLE 35
                                SECURITY DEPOSIT

         Tenant shall deposit with Landlord the amount of $14,897.37 ("Security Deposit"), upon Tenant's execution and submission of this Lease. At the end of the first Lease year (April 30, 2000), the amount of the Security Deposit shall be reduced to $5,331.28. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may, from time to time, use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with Article 13. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

                                   ARTICLE 36
                              FINANCIAL STATEMENTS

         Tenant represents that it has provided Landlord with true and complete financial statements (the "Financial Statements") setting forth the financial condition of Tenant and of each Guarantor as of the date specified in such statements. Upon Landlord's written request, Tenant shall furnish Landlord with a written certification from an executive officer, manager, or partner of Tenant and from each Guarantor describing in reasonable detail any material adverse change in the financial condition of Tenant and/or each Guarantor (as the case may be) from that set forth in the respective Financial Statements or stating that there has been no such change.

                                   ARTICLE 37
                             Intentionally omitted.

                                   ARTICLE 38
                                       ADA

         The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. ss.12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility," (2) whether compliance with such requirements is "readily achievable" or "technically infeasible," and (3) whether a given alteration affects a "primary function area" or triggers so-called "path of travel" requirements. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Building sufficient to determine whether or not the Premises and the Building in their condition current as of the date hereof deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Building in "as-is" condition and agrees that Landlord makes no representation or warranty as to whether the Premises or the Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant has prepared or reviewed the plans and specifications for the Tenant's Work and has independently determined that such plans and specifications are in conformance with the ADAAG and any other requirements of the ADA. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III "path of travel" requirements triggered by any construction activities or alterations in the Premises. Except as set forth above with respect to

Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to the Tenant or any affiliates or persons or entities related to the Tenant (collectively, "Affiliates"), operations of the Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

                                   ARTICLE 39
               LANDLORD'S CONTRIBUTION FOR WORK; PROGRESS PAYMENTS

         Landlord shall provide to Tenant up to Four Thousand Six Hundred dollars ($4,600.00) towards Tenant Improvements to the Annex Premises within thirty (30) days of installation of its sprinkler system, fireproofing and HVAC. Landlord shall provide for the installation of new carpet in the Tower Premises not to exceed Twelve Thousand Eight Hundred Four dollars ($12,804.00). Landlord and Tenant shall mutually agree to the carpet selection for the Tower Premises. Otherwise, Tenant shall accept the Premises in "as-is" condition.

                                   ARTICLE 40
                                ENTIRE AGREEMENT

         This Lease, together with Rider One and Exhibits A through B (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

                                   ARTICLE 41
                              LANDLORD'S AUTHORITY

         Landlord represents to the best of its knowledge that: (I) Landlord is the owner of fee simple to the Building, and (ii) Landlord has all necessary power and authority to enter into this Lease. Landlord represents that Landlord has not received notification from any governmental authority that the Property is in violation of any environmental or zoning regulations.

                                   ARTICLE 42
                                     PARKING

         During the lease term, Landlord agrees to provide Tenant with fourteen
(14) unreserved parking spaces for the Annex Premises and twenty-six (26) unreserved parking spaces for the Tower Premises at market rates in Landlord's Parking Garage, known as Fifth Avenue Parking Garage, provided that Landlord continues to own and operate said garage. However, if the State of Tennessee (an existing tenant) should require additional parking, Landlord shall have to reduce the parking ratio of 3:1000 (3 spaces to 1,000 SF of Premises) down to 1:1,000 (1 space to 1,000 SF of Premises) and therefore Tenant's Annex Premises would allow for five (5) unreserved parking space and Tenant's Tower Premises would allow for nine (9) unreserved parking spaces. Unreserved is defined as parking on the second full-floor level or higher on a first-come-first-served basis.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

                                        LANDLORD:


                                        LC TOWER, L.L.C. a Delaware limited
                                        liability company


                                        By:  PERIDOT, INC. Manager

Witness: Marija Tatich                  By: /s/ Craig Caffarelli
        ------------------------            -------------------------------

Its:   Portfolio Manager                Its:  Vice President
       ------------------------             ----------------


                                        TENANT:

                                        BlueStar Communications,
                                        a Tennessee Corporation



Witness:  Melinda Alford                BY: /s/ Fredjoseph Goldner
          --------------                ------------------------------------
                                        BY:      Fredjoseph Goldner

                                        Its: Chief Operating Officer


                                   CERTIFICATE

                          (IF TENANT IS A CORPORATION)

         I, R.L. Burtner, Secretary of BlueStar Communications, Inc., Tenant, hereby certify that the officer(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his capacity as _________________ and ___________________, and his/their action(s) are the action of Tenant.

(Corporate Seal)                                           R.L. Burtner
                                                  -----------------------------
                                                            Secretary

                                    EXHIBIT A




                 (FLOOR PLAN(S) SHOWING PREMISES CROSS-HATCHED)

                                    EXHIBIT B

                            JANITORIAL SPECIFICATIONS

         Cleaning services, deemed by Landlord to be normal and usual in a first class office building, as follows:

DAILY - OFFICES:

Empty waste baskets, replace liners as needed.
Dust all free surfaces of furniture, desks and tables.
Dust, mop or sweep all hard floors.
Vacuum all carpeted areas.
Mop tile floors as needed.

DAILY - RESTROOMS:
Clean all glass and mirrors.
Spot clean walls and partitions.
Sweep, damp mop, and sanitize hard floors.
Clean and sanitize all fixtures.
Empty all containers and dispose, insert liners as needed.
Refill all dispensers to normal limits (hand soap, hand towels, toilet tissue, liners).

WEEKLY - OFFICES:
Clean all horizontal surfaces and sills, ledges, and moldings.
Spot clean carpet as needed.

QUARTERLY - OFFICES:
Clean window blinds.
Detail all areas as needed.

BI-ANNUALLY - OFFICES:
Clean all interior and exterior windows.



Note: Shampooing and replacement of carpet as required by Tenant shall be Tenant's expense.

                                   EXHIBIT B-1

                               HVAC SPECIFICATIONS


Heating, Ventilating and Air Conditioning:

Summer Design Conditions                             Winter Design Conditions
------------------------                             ------------------------
Outdoor Temperature: 95(Degree)F. Dry Bulb           Outdoor Temperature: -10(Degree)F. Dry Bulb

Outdoor Temperature: 75(Degree)F. Wet Bulb

Indoor Temperature:  72(Degree)F. + 2(Degree)F.      Indoor Temperature: 72(Degree)F. + 2 (Degree) F.

         All occupied spaces will be air conditioned with the exception of toilet rooms, storage rooms, and the mechanical room.

         Air conditioning systems will be designed on the basis of occupancy of one (1) person per one hundred (100) square feet in the rentable area of the Premises and maximum electrical lighting and receptacle load of five (5) watts per square foot in the rentable area of the Premises.

         All special HVAC requirements shall be subject to Landlord's approval.

                                    RIDER ONE


                                      RULES

         (1) On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Property and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such reasonable security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by any persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving. Landlord warrants that Tenant, its contractors, agents, servicers and employees shall have continuing access subject to reasonable security measures) continually, 24 hours per day, seven days per week at no additional cost to Tenant.

         (2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

         (3) Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

         (4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

         (5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Property employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Property shall have rubber wheels.

         (6) Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

         (7) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

         (8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

         (9) Tenant shall not obtain for use upon the Premises ice, drinking water, towel, and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

         (10) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

         (11) The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

         (12) Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant).

         (13) Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.

         (14) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

         (15) Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

         (16) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

         (17) Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for and immoral purposes.

         (18) Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) intentionally deleted, (vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the premises or the Property, (iii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor (xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property.

         (19) All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Landlord shall not in any way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

         (20) Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as landlord in its sole discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as shall be designated by Landlord.

         (21) Tenant shall not use or keep in the Premises any flammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or



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

substance. Tenant shall not use or permit the Premises to be used in a manner offensive or objectionable to Landlord or any occupancy of the Building by reason of noise, odors, or vibrations. Tenant shall not bring any animals into the Building.

         (22) Tenant shall not use any method of heating or air conditioning other than that supplied or approved by Landlord.

         (23) Tenant shall not use in any space or in the public halls of the Building any mailcarts or hand trucks except those approved by Landlord.

         (24) Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

         (25) If the Property shall now or hereafter contain a building garage, parking structure or other parking area or facility, the following Rules shall apply in such areas or facilities:

         (i) Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time not to exceed market rates, or as may be provided in any Parking Agreement attached hereto (which, when signed by both parties as provided therein, shall thereupon become effective). In all cases, parking for Tenant and its employees, visitors, contractors and agents shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Property, and their employees and visitors, and other Persons (as defined in Article 25 of the Lease) to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis, all as further described in Article 6 of the Lease. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles. Notwithstanding anything contained herein to the contrary, Landlord agrees to provide Tenant with parking as outlined in Article 42 of this Lease.

         (ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

         (iii) Tenant and its employees shall have the right to park at its own risk on a 24 hour, seven day per week basis, except in reasonable instances necessary to maintenance of the garage. However, attended hours shall be 6 A.M. to 8 P.M., Monday through Friday, and 10:00 A.M. to 1:00 P.M. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car: washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas:
(a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.



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

         (26) Landlord may waive any one or more of these Rules for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules against any or all of the tenants of the Building.

         (27) These Rules are in addition to the terms, covenants, agreements and conditions of any lease of premises in the Building. If these Rules conflict with any provision of the Lease, the Lease shall control.

         (28) Landlord reserves the right to add to and amend the Rules and to add reasonable new rules and regulations as, in its sole judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and any additional rules and regulations which may be adopted provided same do not materially affect Tenant's rights under the Lease.




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